UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 2, 2011

NEW YORK COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31565	06-1377322
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

615 Merrick Avenue, Westbury, New York 11590
 (Address of principal executive offices)

(516) 683-4100
 (Registrant's telephone number, including area code)

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Explanatory Note

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on June 2, 2011 (the “Original 8-K”) by New York Community Bancorp, Inc. (the “Company”) solely for the purpose of disclosing the determination of the Company's board of directors (the “Board of Directors”) with respect to the frequency of shareholder advisory votes on executive compensation. This Form 8-K/A does not amend or modify the Original 8-K in any other respect.

Item 5.07    Submission of Matters to a Vote of Security Holders.

(d)           Consistent with both the Board of Director’s recommendation as set forth in Proposal 6 of the Company’s definitive proxy statement for the Company’s annual meeting of shareholders held on June 2, 2011 and the voting results with respect to Proposal 6 as disclosed in the Original 8-K, the Board of Directors has determined that an advisory vote on the approval of the compensation of the Named Executive Officers will be included in the Company’s proxy materials once every three years until the next required vote on the frequency of shareholder votes on executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK COMMUNITY BANCORP, INC.

Date: January 23, 2012	By:	/s/ Ilene A. Angarola
Ilene A. Angarola
Executive Vice President and Director, Investor Relations and Corporate Communications